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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-107754) and Form S-8 (No. 333-87920) of LIN Television Corporation and LIN TV Corp. of our report dated February 24, 2004 relating to the financial statements of LIN Television Corporation, which appears in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP



Boston, Massachusetts
March 30, 2004